UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 15, 2023

SOLENO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

203 Redwood Shores Pkwy, Suite 500

Redwood City, CA 94065

(Address of principal executive offices)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.001 par value	SLNO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors; Appointment of Committee Members

On August 15, 2023, the Board of Directors (the “Board”) of Soleno Therapeutics, Inc. (the “Company”) increased the authorized number of directors on the Board to seven and appointed Mr. Matthew Pauls to the Board, effective immediately. Mr. Pauls will serve as a Class II director, with a term expiring at the annual meeting of stockholders to be held in 2026.

Mr. Pauls brings more than three decades of experience in the biopharmaceutical industry. He has served as the Chief Executive Officer of Savara Inc. (NASDAQ: SVRA), a biopharmaceutical company focused on rare respiratory diseases, since December 2020, as well as the Chair of its Board of Directors since September 2020. Mr. Pauls has served as a member of Savara’s Board of Directors since April 2017 and as a member of the board of directors of Savara’s predecessor company, Mast Therapeutics, Inc., from October 2015 to April 2017. Previously, Mr. Pauls was the founder of Spartan Biopharma Insights, LLC, where he provided strategic advisement to institutional investors, and company management teams on investment thesis assessment, capitalization strategy, mergers and acquisitions, clinical execution, and commercialization from December 2019 to September 2020. He served on the board of directors of Zyla Life Sciences (previously Egalet Corporation) (OTCQX: ZCOR), a commercial-stage life sciences company with a portfolio of medicines for pain and inflammation, from January 2019 until its merger with Assertio Therapeutics, Inc. in May 2020. From August 2014 to November 2019, Mr. Pauls served as President and Chief Executive Officer of Strongbridge Biopharma plc (NASDAQ: SBBP) (“Strongbridge”), a biopharmaceutical company focused on therapies that target rare diseases that Mr. Pauls lead through an initial public offering. He also served as a member of the board of directors of Strongbridge from September 2015 to November 2019. From April 2013 to August 2014, Mr. Pauls was Chief Commercial Officer of Insmed, Inc. (NASDAQ: INSM), a publicly traded global biopharmaceutical company focused on rare diseases. From 2007 to April 2013, Mr. Pauls worked at Shire Pharmaceuticals, a global specialty biopharmaceutical company, most recently as Senior Vice President, Head of Global Commercial Operations from May 2012 to April 2013. Earlier in his career, from 1997 to 2007, Mr. Pauls held senior positions at Bristol-Myers Squibb in Brand Management and Payor Marketing and at Johnson & Johnson in various U.S. and global commercial roles. Mr. Pauls is also a member of the Board of Directors at Amplo Biotechnology, a private gene therapy company focused on rare neuromuscular disorders. Mr. Pauls holds B.S. and M.B.A. degrees from Central Michigan University and a J.D. from Michigan State University College of Law.

The Board has appointed Mr. Pauls as a director because of his extensive commercialization, strategic planning and operations experience in the biopharmaceutical industry, particularly with therapies for rare diseases.

In connection with the appointment of Mr. Pauls to the Board on August 15, 2023, he was granted a stock option for 15,000 shares of the Company’s common stock. One-forty-eighth (1/48th) of the shares subject to the option vest on September 15, 2023 and each one-month anniversary thereafter, subject to Mr. Pauls continuing as a service provider through each such date. The option award is subject to the terms and conditions of the Company’s Amended and Restated 2014 Equity Incentive Plan and its related grant agreement. As a director, Mr. Pauls will participate in the compensation program applicable to all non-employee directors, which is described under the heading “Non-Employee Director Compensation” in the Company’s Definitive Proxy Statement relating to the Annual Meeting of Stockholders filed with the Securities and Exchange Commission on May 25, 2023.

Mr. Pauls also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-196635) filed with the Securities and Exchange Commission on June 10, 2014.

There are no arrangements or understandings between Mr. Pauls and any other persons pursuant to which Mr. Pauls was appointed as a director.

On August 16, 2023, the Company issued a press release announcing the appointment of Mr. Pauls. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by Soleno Therapeutics, Inc. dated August 16, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLENO THERAPEUTICS, INC.
Date: August 16, 2023

	By:	/s/ Anish Bhatnagar
Anish Bhatnagar
Chief Executive Officer